EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, no par value per share, of Bsquare Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 19, 2022

Richard A. Karp Trust

By:	/s/ Richard A. Karp
Name: Richard A. Karp
Title: Trustee

Richard A. Karp Irrevocable Trust for John Karp

By:	/s/ Richard A. Karp
Name: Richard A. Karp
Title: Trustee

Richard A. Karp Irrevocable Trust for Michael Karp

By:	/s/ Richard A. Karp
Name: Richard A. Karp
Title: Trustee

Richard A. Karp Grandchildren’s Trust

By:	/s/ Richard A. Karp
Name: Richard A. Karp
Title: Trustee

Richard A. Karp Charitable Foundation

By:	/s/ Richard A. Karp
Name: Richard A. Karp
Title: Trustee

/s/ Richard A. Karp
Richard A. Karp